Exhibit 11

                              ARROW ELECTRONICS, INC.
                  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                       (IN THOUSANDS EXCEPT PER SHARE DATA)

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                                       Six Months Ended   Three Months Ended
                                            June 30,           June 30,
                                      ------------------  ------------------
                                        1997      1996      1997      1996
                                      --------  --------  -------   -------
Primary
-------
Average shares of common stock
     outstanding                        49,636    50,828   49,644    50,948
Net effect of dilutive stock options -
     based on the treasury method          832       635      760       724
                                      --------  --------  -------   -------
         Total                          50,468    51,463   50,404    51,672
                                      ========  ========  =======   =======
Net income                            $102,073  $110,904  $51,779   $54,097
                                      ========  ========  =======   =======
Per share amount                      $   2.02  $   2.16  $  1.03   $  1.05
                                      ========  ========  =======   =======

Fully Diluted (A)
-----------------
Average shares of common stock
     outstanding                        49,636    50,828   49,644    50,948
Net effect of dilutive stock options -
     based on the treasury method          832       641      760       728
                                      --------  --------  -------   -------
         Total                          50,468    51,469   50,404    51,676
                                      ========  ========  =======   =======
Net income                            $102,073  $110,904  $51,779   $54,097
                                      ========  ========  =======   =======
Per share amount                      $   2.02  $   2.16  $  1.03   $  1.05
                                      ========  ========  =======   =======

(A) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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